Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nord Anglia Education, Inc. of our report dated 4 December 2013 relating to the financial statements as of 31 August 2012 and 2013 and for each of the three years in the period ended 31 August 2013 of Nord Anglia Education, Inc., which appears in the Registration Statement on Form F-1 (No. 333-193989).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
East Midlands, United Kingdom
3 April 2014